EXHIBIT 20

World Omni Auto Receivables Trust 2005-A

Monthly Servicer Certificate

March 31, 2005

Aggregate Note Amount
Aggregate Note Amount

Original	800,000,000.00

Note Balance @ 2/28/05	767,288,866.32
Principal distributable amount	26,683,551.88

Note Balance @ 3/31/05	740,605,314.44

Class A-1 Note Amount
Note Amount

Original	168,000,000.00

Note Balance @ 2/28/05	135,288,866.32
Principal distributable amount	26,683,551.88

Note Balance @ 3/31/05	108,605,314.44

Class A-2 Note Amount
Note Amount

Original	190,000,000.00

Note Balance @ 2/28/05	190,000,000.00
Principal distributable amount	—

Note Balance @ 3/31/05	190,000,000.00

Class A-3 Note Amount
Note Amount

Original	252,000,000.00

Note Balance @ 2/28/05	252,000,000.00
Principal distributable amount	—

Note Balance @ 3/31/05	252,000,000.00

Class A-4 Note Amount
Note Amount

Original	157,675,000.00

Note Balance @ 2/28/05	157,675,000.00
Principal distributable amount	—

Note Balance @ 3/31/05	157,675,000.00

Class B Note Amount
Note Amount

Original	32,325,000.00

Note Balance @ 2/28/05	32,325,000.00
Principal distributable amount	—

Note Balance @ 3/31/05	32,325,000.00

Total
Distributable Amounts

Interest Distributable Amount	2,165,249.82
Principal Distributable Amount	26,683,551.88

Total	28,848,801.70

	Class A-1
Distributable Amounts

Interest Distributable Amount	302,971.91
Principal Distributable Amount	26,683,551.88

Total	26,986,523.79

	Class A-2
Distributable Amounts

Interest Distributable Amount	514,583.33
Principal Distributable Amount	0.00

Total	514,583.33

	Class A-3
Distributable Amounts

Interest Distributable Amount	743,400.00
Principal Distributable Amount	0.00

Total	743,400.00

	Class A-4
Distributable Amounts

Interest Distributable Amount	501,932.08
Principal Distributable Amount	0.00

Total	501,932.08

	Class B
Distributable Amounts

Interest Distributable Amount	102,362.50
Principal Distributable Amount	0.00

Total	102,362.50

	Series A-1	Series A-2
Note Factors
3/31/2005	64.6460205%	100.0000000%

	Series A-3	Series A-4
Note Factors
3/31/2005	100.0000000%	100.0000000%

	Series B
Note Factors
3/31/2005	100.0000000%

	$	#
Pool Data

Original Pool Balance	808,080,808.08	33,047
Pre-Funding Contracts added 3/29/05	202,867,922.66	10,428
Pool Balance at 2/28/05	777,699,368.65	32,232
Principal Payments	24,048,374.32	661
Defaulted Receivables	82,979.13	5
Pool Balance at 3/31/05	753,568,015.20	41,994
Overcollateralization Target Amount	22,607,040.46
Recoveries	52,336.41

Weighted Average APR	6.76%
Weighted Average Remaining Term	56.97

	Aggregate Net Losses	Net Loss Ratio
January	—	0.00%
February	—	0.00%
March	30,642.72	0.05%

Average Net Loss Ratio		0.02%

Noteholders’ First Priority Principal Distributable Amount	0.00

Noteholders’ First Priority Principal Distributable Amount	0.00

	Advance	Reserve Fund
Account Balances

Balance as of 2/28/05	25,092.02	12,138,501.46
Balance as of 3/31/05	37,316.13	13,179,452.67
Change	12,224.11	1,040,951.21
Reserve Fund Requirement		12,748,814.39
Reserve Fund Supplemental Requirement/(Excess)		(430,638.28)

		Pre-Funding
Balance as of 2/28/05		202,869,424.36
Balance as of 3/31/05		—
Change		(202,869,424.36)

	Maximum Carry	Negative Carry
Balance as of 2/28/05	774,791.27	774,791.27
Balance as of 3/31/05	—	—
Change	(774,791.27)	(774,791.27)
Excess to be Distributed	—

	Total
Distribution per $1,000

Distribution Amount	36.0610021

Interest Distribution Amount	2.7065623
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	33.3544398

	Class A-1
Distribution per $1,000

Distribution Amount	160.6340702

Interest Distribution Amount	1.8034042
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	158.8306659

	Class A-2
Distribution per $1,000

Distribution Amount	2.7083333

Interest Distribution Amount	2.7083333
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

	Class A-3
Distribution per $1,000

Distribution Amount	2.9500000

Interest Distribution Amount	2.9500000
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

	Class A-4
Distribution per $1,000

Distribution Amount	3.1833333

Interest Distribution Amount	3.1833333
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

	Class B
Distribution per $1,000

Distribution Amount	3.1666667

Interest Distribution Amount	3.1666667
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

	Total
Servicing Fee

Amount of Servicing Fee Paid	479,024.96
Total Unpaid	0.00

	#	$
Delinquent Receivables

Past Due 31-60 days	183	2,633,204.91
Past Due 61-90 days	22	442,598.15
Past Due 91 + days	8	82,085.76

Total	213	3,157,888.82